UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): March 10, 2009

Thomas Pharmaceuticals, Ltd.
(Exact name of registrant as specified in its chapter)

333-142104
(Commission File Number)

New Jersey	20-3954826
(State of organization)	(I.R.S. Employer Identification No.)

750 Highway 34, Matawan, NJ	07747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 441-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant

i.	On March 10, 2009, Bagell, Josephs, Levine & Company, L.L.C. was dismissed by the Company as its independent accountant.

ii.
The independent account’s report for the fiscal year ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

iii.	The dismissal of the independent accountants was approved by the Board of Directors.

iv.
During the Registrant’s two most recent fiscal years ended December 31, 2008 and December 31, 2007 and the subsequent interim period through March 10, 2009, (the date of the dismissal of the former accountant) there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

v.
Pursuant to Item 304(a)(3) of Regulation S-K, the former accountant has provided the Registrant with a letter that they are in agreement with the statements made in this Item 4.01 which is attached as Exhibit 16.1 and filed herein.

vi.
On March 11, 2009, the Registrant engaged Rosenberg Rich Baker Berman & Company as its independent accountant to conduct the audit for the fiscal year ended December 31, 2008.  During the Registrant's two most recent fiscal years, and any subsequent interim period prior to engaging Rosenberg Rich Baker Berman & Company, the Registrant (or someone on its behalf) did not consult the newly engaged accountant regarding any matter.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter from former independent accountants dated March 25, 2009 filed herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Pharmaceuticals, Ltd.

Date: April 16, 2009	By:	/s/ Mark Meller
Mark Meller
President and Chief Executive Officer

INDEX OF EXHIBITS

16.1	Letter from former independent accountants dated March 25, 2009 filed herein.